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                                                                 EXHIBIT 10.1(a)


                             FIRST AMENDMENT TO THE
                              EMPLOYMENT AGREEMENT
              BETWEEN BLUE CROSS AND BLUE SHIELD OF GEORGIA, INC.,
                  CERULEAN COMPANIES, INC. AND RICHARD D. SHIRK

         This First Amendment is made to that certain Employment Agreement entered into between Blue Cross and Blue Shield of Georgia, Inc., the Cerulean Companies, Inc. (collectively, the "Employer") and Richard D. Shirk (the "Employee"), dated January 1, 1997 (the "Employment Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Employer and the Executive desire to amend the Employment Agreement to make certain technical corrections to more closely approximate the intent of the parties at the time of execution; and

         WHEREAS, Section 19 of the Employment Agreement provides that the Employer and the Executive may amend the Employment Agreement at any time by a written instrument signed by both parties; and

         WHEREAS, the Board of Directors of the Employer has adopted a resolution authorizing this amendment of the Employment Agreement;

         NOW, THEREFORE, the Employment Agreement hereby is amended as follows:

                                       1.

         Section 10(b) of the Employment Agreement is amended by deleting that section in its entirety and by substituting the following in lieu thereof:

         "(b)     Employer shall provide Employee with a nonqualified
         supplemental executive retirement pension (SERP) pursuant to the terms of that certain Agreement for Supplemental Executive Retirement Benefits, dated December 1, 1996, between Blue Cross and Blue Shield of Georgia, Inc. and Richard D. Shirk, a copy of which is attached hereto, as the same may be amended by the parties from time to time."

                                       2.

         A new Section 10(e) is hereby added to the Employment Agreement, to read as follows:

         "(e) Excise Tax Benefits Following a Change in Control.

         (1) Gross-Up Payment. If all or a portion of any payments under this Agreement, or under any other agreement with or plan of Employer qualifies as "excess parachute payments" under Section 280G of the Internal Revenue Code of l986, as amended (the "Code"), and are thereby subject to the excise tax described in Code Section 4999, Employer shall provide Employee an additional "Gross-Up Payment." This Gross-Up Payment shall be a cash payment that is equal to Employee's excise tax liability under
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         Code Section 4999, plus an additional amount to cover Employee's state and federal income taxes on the additional payment.

                  If any such excess parachute payments become payable to Employee following Employer's termination of Employee for any reason other than For Cause, or following Employee's voluntary termination for Good Reason, the Gross-Up Payment described in this Paragraph 10(e)(1) shall be paid as soon as practicable following such termination from employment, and in no event later than thirty (30) days following such termination. If any such excess parachute payments become payable to Employee while Employee continues in active employment with Employer, such payment shall be made as soon as practicable following the Change in Control, but not later than thirty (30) days following such Change in Control.

                  The independent accounting firm used by Employer at the time of a Change in Control (the "Accounting Firm") shall determine whether Executive is entitled to a Gross-Up Payment under this Paragraph 10(e)(1), and the amount of any such payment. The Accounting Firm shall provide detailed supporting calculations to Employer and Employee within fifteen (15) business days of receiving notice from Employer or Employee that there has been a Change in Control. If the Accounting Firm is serving as accountant or auditor for the individual, entity, or group effecting the Change in Control, Employee may appoint another nationally recognized accounting firm to make the determinations required under this Paragraph. Employer shall pay all fees and expenses of the Accounting Firm.

         (2) Subsequent Recalculation. If the Internal Revenue Service subsequently adjusts the excise tax computation described above, Employer shall reimburse Employee for the full amount necessary to make Employee whole on an after-tax basis, including the value of any underpaid excise tax, and any related interest and/or penalties due to the Internal Revenue Service."

                                       3.

         The amendments made to the Employment Agreement by this First Amendment shall be effective as of January 1, 1998.

                                       4.

         Except as specifically set forth herein, the terms of the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Employer and the Executive have executed this First Amendment to the Employment Agreement on the 7th day of March, 1998.


                           EMPLOYER:

                           BLUE CROSS AND BLUE SHIELD OF GEORGIA, INC.

                           By:      /s/ James L. LaBoon, Jr.
                                  ----------------------------------------------

                           Title:          Chairman
                                  ----------------------------------------------
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Attest:

/s/ Mitchell D. Johnson
---------------------------

[CORPORATE SEAL]


                                    CERULEAN COMPANIES, INC.

                                    By:     /s/ James L. LaBoon, Jr.
                                           -------------------------------------

                                    Title: Chairman
                                           -------------------------------------

Attest:

/s/ Hugh J. Stedman
---------------------------

[CORPORATE SEAL]


                                    EXECUTIVE:


                                    /s/ Richard D. Shirk

                                    --------------------------------------------
                                    RICHARD D. SHIRK